UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 14, 2011

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA		15317
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to By-laws and Corporate Governance Guidelines

On December 14, 2011, the Board of Directors (the “Board”) of ANSYS, Inc. (the “Company”) approved Amendment No. 2 to the Second Amended and Restated By-laws of the Company (the “By-law Amendment”). The By-law Amendment changes the voting standard for uncontested director elections from a plurality voting standard to a majority voting standard. Accordingly, pursuant to the By-law Amendment, in future uncontested director elections, a director nominee will be elected only if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. The By-law Amendment retains a plurality voting standard in contested elections, which includes an election for which, as of the record date of any meeting of stockholders, there are more nominees for election than positions on the Board to be filled by that election. The By-law Amendment will become effective upon and subject to the approval by the Company’s stockholders of certain amendments to the Company’s Restated Certificate of Incorporation (the “Charter”), which is referenced in Item 8.01 of this Current Report on Form 8-K.

In connection with the approval of the By-law Amendment, on December 14, 2011, the Nominating and Corporate Governance Committee of the Board approved an amendment to the Company’s Corporate Governance Guidelines (the “Guidelines Amendment”). The Guidelines Amendment will become effective concurrently with the effectiveness of the By-law Amendment. The Guidelines Amendment (i) establishes procedures under which any incumbent director who is not re-elected shall promptly following the certification of the stockholder vote, tender his or her resignation to the Board and (ii) provides that the Board, through a process managed by the Nominating and Corporate Governance Committee and excluding the incumbent director nominee in question, will decide whether to accept the resignation or take other action. The Guidelines Amendment also provides that the Board will act on any such tendered resignation within 90 days following the certification of the stockholder vote and will promptly and publicly disclose its decision and rationale.

The summary of the By-law Amendment above is qualified in its entirety by the By-law Amendment filed herewith as Exhibit 3.1 to this report and incorporated herein by reference. The summary of the Guidelines Amendment above is qualified in its entirety by the Company’s Corporate Governance Guidelines (the “Guidelines”), as amended, filed herewith as Exhibit 99.1 to this report. The Guidelines shall not be incorporated by referenced into this or any other filing with the Securities and Exchange Commission (the “Commission”) made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

Charter Amendment

The Board intends to approve an amendment to the Company’s Charter (the “Charter Amendment”), which will eliminate the plurality voting standard for director elections that is currently contained therein and recommend that the Company’s stockholders approve the Charter Amendment at the Company’s 2012 annual meeting of stockholders (the “Annual Meeting”). The Charter Amendment will be more fully described in the Company’s Definitive Proxy Statement on Schedule 14a, which will be filed with the Commission prior to the Annual Meeting.

Formation of Strategy Committee

On December 14, 2011, the Board also established a Strategy Committee of the Board (the “Strategy Committee”), formed to work closely with management and the Board to (i) develop and execute the Company’s long-term strategic plan and (ii) review and evaluate certain key strategic transactions outside the ordinary course of the Company’s business.

The Board appointed James E. Cashman III, Ajei S. Gopal, Peter J. Smith and Michael C. Thurk as members of the Strategy Committee, with Michael C. Thurk designated as Chairman. The Board approved an annual cash payment of $5,000 ($7,500 for the Chairman) payable to each member for his service on the Strategy Committee, provided, however, that Mr. James E. Cashman III and Peter J. Smith will not receive any compensation for their service as members of the Strategy Committee.

The summary of the Strategy Committee above is qualified in its entirety by the Charter of the Strategy Committee (the “Strategy Committee Charter”) filed herewith as Exhibit 99.2 to this report. The Strategy Committee Charter shall not be incorporated by referenced into this or any other filing with the Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment No. 2 to the Second Amended and Restated By-laws of ANSYS, Inc.

99.1	Corporate Governance Guidelines of ANSYS, Inc.

99.2	Charter of the Strategy Committee of the Board of Directors of ANSYS, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: December 20, 2011	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment No. 2 to the Second Amended and Restated By-laws of ANSYS, Inc.

99.1	Corporate Governance Guidelines of ANSYS, Inc.

99.2	Charter of the Strategy Committee of the Board of Directors of ANSYS, Inc.